                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of The
                       Securities and Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): March 20, 2002



                            TRINITY INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)


         Delaware                              1-6903                                 75-0225040
(State of incorporation)               (Commission File No.)               (IRS Employer Identification No.)


    2525 Stemmons Freeway, Dallas, Texas                        75207-2401
  (Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code: (214) 631-4420

                                 Not Applicable
         (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------

Item 7. Financial Statements and Exhibits

(b) Pro Forma Financial Information

On October 26, 2001, Trinity Industries, Inc. ("Trinity") completed its merger transaction between a wholly-owned subsidiary of Trinity and privately owned Thrall Car Manufacturing Company ("Thrall"). Thrall is a leading railcar manufacturer, with operations in both the United States and Europe. Under terms of the agreement, Trinity paid $165.5 million in cash and issued 7.15 million shares of its common stock at the closing. Additional estimated amounts have been accrued related to the working capital adjustment per the merger agreement ($15.2 million) and transaction fees ($5.6 million). In addition, Trinity under certain circumstances has agreed to make additional payments, not to exceed $45 million over five years, based on a formula related to annual railcar industry production levels. The unaudited pro forma condensed consolidated Statement of Operations is based on the historical consolidated financial statements of Trinity and Thrall, adjusted to give effect to the transactions described herein.

The unaudited pro forma condensed consolidated Statement of Operations is for the nine months ended December 31, 2001 and gives effect to the transaction as if it had occurred as of April 1, 2001. In September 2001, Trinity changed its year-end to December 31 from March 31. Thrall's historical information is for the seven months ended October 26, 2001. The post acquisition period of October 26, 2001 to December 31, 2001 is included in the historical data for the nine months ended December 31, 2001 for Trinity.

The merger of Thrall and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. In our opinion, all adjustments that are necessary to present fairly the pro forma data have been made. The unaudited pro forma condensed consolidated Statement of Operations does not purport to represent what the results of operations would actually have been had the transaction in fact occurred on such dates or to project the results of operations for any future period or date. The unaudited pro forma condensed consolidated Statement of Operations should be read in conjunction with the historical consolidated financial statements of Trinity and Thrall and Management's Discussion and Analysis of Financial Condition and Results of Operations. Pro Forma results include after-tax charges of $50.4 million ($1.30 per share) related to restructuring the Rail group in connection with the Thrall merger and the down cycle in the railcar industry and other matters. These restructuring charges were recorded in the quarter ended December 31, 2001.

The merger of Thrall has been accounted for as a purchase and the purchase price has been allocated to the assets acquired and liabilities assumed based upon estimated fair market values. The purchase price allocation for the Thrall merger is subject to change when additional information concerning asset and liability valuations is obtained.

The historical consolidated statements of operations of Trinity and Thrall were prepared in accordance with generally accepted accounting principles.

                            TRINITY INDUSTRIES, INC.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                       Nine Months Ended December 31, 2001
                                  (in millions)

                                                               Historical
                                                     -----------------------------
                                                        Trinity         Thrall
                                                      Nine Months     Seven Months
                                                         Ended           Ended         Pro Forma      Pro Forma
                                                     Dec. 31, 2001   Oct. 26, 2001    Adjustments       Results
                                                     -------------   -------------    -----------     ----------

Revenues                                               $  1,347.8      $    197.3      $    (1.0)a    $  1,544.1

Operating costs:
  Cost of revenues                                        1,234.5           189.0            (3.5)bc     1,420.0
  Selling, engineering and
     administrative expenses                                129.7            29.9              --          159.6
                                                       ----------      ----------      ----------     ----------
                                                          1,364.2           218.9            (3.5)       1,579.6
                                                       ----------      ----------      ----------     ----------
Operating profit (loss)                                     (16.4)          (21.6)            2.5          (35.5)

Interest expense, net                                        19.2             1.5             4.1 de        24.8
Other, net                                                    4.9            (3.1)            3.1 f          4.9
                                                       ----------      ----------      ----------     ----------
                                                             24.1            (1.6)            7.2           29.7
                                                       ----------      ----------      ----------     ----------
Income (loss) before income
 taxes                                                      (40.5)          (20.0)           (4.7)         (65.2)

Provision (benefit) for income
 taxes                                                       (5.8)             --            (9.3)gh       (15.1)
                                                       ----------      ----------      ----------     ----------

Net income (loss)                                      $    (34.7)     $    (20.0)     $      4.6     $    (50.1)
                                                       ==========      ==========      ==========     ==========

Net income (loss) per common share:
  Basic                                                $    (0.79)                                    $    (1.13)
                                                       ==========                                     ==========
  Diluted                                              $    (0.79)                                    $    (1.13)
                                                       ==========                                     ==========

Weighted average number of shares outstanding:
  Basic                                                      44.2                                           44.2
  Diluted                                                    44.2                                           44.2

     The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations

Note 1: Pro Forma Adjustments

The following pro forma adjustments have been applied to the accompanying historical condensed consolidated statement of operations of Trinity and Thrall to give effect to the Thrall merger and related financing transaction as if they had all occurred on April 1, 2001:

(a) Eliminate revenues from a non-rail subsidiary not included in the transaction.

(b) Eliminate cost of revenues from a non-rail subsidiary referenced in (a) that was not included in the transaction - $1.0 million.

(c) Eliminate the costs of a Thrall facility not included in the transaction subsequent to it's shutdown at the end of March 2001 - $2.5 million.

(d) Increase interest expense related to financing the cash portion of the purchase price - $5.6 million.

(e) Eliminate interest expense related to Thrall investments and loan portfolios not included in the transaction - $1.5 million.

(f) Eliminate unrealized gains related to Thrall investments and loan portfolios not included in the transaction.

(g) Record tax effect @ 37.5% of Thrall historical income before tax. As a qualified subsidiary of a Sub Chapter S corporation, Thrall's historical statement of operations is not required to record a federal income tax provision.

(h)      Record tax effect @ 37.5% of pro forma income before tax.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Trinity Industries, Inc.

                                        By: /s/ Jim S. Ivy
                                            ------------------------------------
                                            Jim S. Ivy
                                            Vice President and
                                            Chief Financial Officer




March 20, 2002


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